Exhibit 21.1

Subsidiaries of Mueller Water Products, Inc.

Entity	State of Incorporation/Organization	Doing Business As

Anvil 1, LLC	Delaware	N/A

Anvil 2, LLC	Delaware	N/A

Anvil International, L.L.C.	Delaware	Anvil International (N.H.)

Anvil International, LP	Delaware	Anvil International Limited Partnership of Delaware Anvil International, LP of Delaware

AnvilStar, LLC	Delaware	N/A

Fast Fabricators, LLC	Delaware	N/A

Henry Pratt Company, LLC	Delaware	N/A

Henry Pratt International, LLC	Delaware	N/A

Hersey Meters Co., LLC	Delaware	Hersey Meters Co. of Delaware, LLC

Hunt Industries, LLC	Delaware	N/A

Hydro Gate, LLC	Delaware	N/A

J.B. Smith Mfg Co., LLC	Delaware	N/A

James Jones Company, LLC	Delaware	James Jones Company of Delaware, LLC

Jingmen Pratt Valve Co., Ltd.	People’s Republic of China	N/A

MCO 1, LLC	Alabama	N/A

MCO 2, LLC	Alabama	N/A

Milliken Valve, LLC	Delaware	N/A

Mueller Canada Holdings Corp.	Canada	N/A

Mueller Canada Ltd.	Canada	Mueller Flow Control Canvil Anvil Canada

Mueller Co. Ltd.	Alabama	Mueller Co. Ltd., L.P. Mueller Co. Ltd. (LP) Mueller Flow, LLC

Mueller Financial Services, LLC	Delaware	N/A

Mueller Group Co-Issuer, Inc.	Delaware	N/A

Mueller Group, LLC	Delaware	N/A

Mueller International Finance, Inc.	Delaware	N/A

Mueller International Finance, L.L.C.	Delaware	Mueller International Finance (N.H.)

Mueller International, Inc.	Delaware	N/A

Mueller International, L.L.C.	Delaware	Mueller International (N.H.)

Mueller Service California, Inc.	Delaware	N/A

Mueller Service Co., LLC	Delaware	N/A

United States Pipe and Foundry Company, LLC	Alabama	N/A